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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the registration statements on Form S-3 (No.333-100), on Form S-3 (No. 333-21625), on Form S-3 (No.333-32345), on Form S-8 (No.333-10255), on Form S-8 (No.333-25639), and on
Form S-8 (No.333-43427) of Extended Stay America, Inc. of our report dated January 25, 2002, relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Spartanburg, South Carolina
March 4, 2002